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                                                                    Exhibit 23.5

                             CONSENT OF RHK, INC.

     We hereby consent to the use of WDM and Optical Networks: Market Forecast and Analysis, March 2000, an RHK, Inc. report, and to all references to us included in or made part of Tellium Inc.'s Registration Statement on Form S-1 and any related prospectus.

                                            RHK, Inc.

Date: 9/19/00
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                                            /s/ James F. Preskar
                                            ------------------------------
                                            Name:  James F. Preskar
                                            Title: Regional Sales Director